UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

JUNIATA VALLEY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 582-5101

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Juniata Valley Financial Corp.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Juniata Valley Financial Corp. (the “Company”) appointed Joseph B. Scarnati III as a director of the Company on June 21, 2022. Mr. Scarnati was appointed to the class of directors whose term expires at the 2023 annual meeting of shareholders and is expected to serve on the Trust and Loan Committees of the Board of Directors. Mr. Scarnati was born and raised in Brockway Pennsylvania and attended the Penn State Dubois campus where he received a business degree.  After 20 years in the private sector Mr. Scarnati was elected to represent Pennsylvania’s 25th Senatorial District in 2000 and served as Senate President Pro-Tempore for 15 years.  Mr. Scarnati also served as Pennsylvania’s lieutenant governor from 2008 to 2011.  Following his retirement from public service in 2020 Mr. Scarnati joined Allegheny Strategy Partners, a lobbying and consulting firm and he and his wife have owned The Dan Smith Candy Company since 2015.

Mr. Scarnati and his wife reside in Brockway Pennsylvania, and they have four children.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: June 22, 2022	By:	/s/ Michael W. Wolf

	Name:	Michael W. Wolf
	Title:	SVP, Chief Financial Officer